EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63057), (No. 333-31387), (No. 33-63612), (No. 33-83434), (No. 33-83436), (No. 33-98068), in the Registration Statement on Form S-4 (No. 333-119773) and the Registration Statement on Form S-3 (No. 333-33671) of Technology Solutions Company of our report dated January 29, 2003, except for Note 22 which is as of February 4, 2003 (not included herein) relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

March 23, 2005
Chicago, Illinois